UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 13, 2004

Date of Report (Date of Earliest Event Reported)

INTAC International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32621	98-0336945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Hong Kong

(Address of principal executive offices)

011 (852) 2385.8789

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On June 28, 2004, INTAC International, Inc. (the “Registrant”) announced that it has purchased an additional 15% interest in Beijing Intac Purun Educational Development Ltd., its Internet portal in China, from China Putian Corporation.  A copy of the press release issued by the Registrant on June 28, 2004 concerning the purchase is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

c)	Exhibits.

	99.1	Press Release of Registrant, issued on June 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 13, 2004

INTAC International, Inc.

By:	/s/ J. David Darnell
J. David Darnell:

Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued on June 28, 2004